Exhibit 10.2

AUTOMATIC STOCK OPTION GRANT PROGRAM

FOR

ELIGIBLE DIRECTORS UNDER THE

TRIQUINT SEMICONDUCTOR, INC. 2009 INCENTIVE PLAN

The following provisions set forth the terms of the Automatic Stock Option Grant Program (the “Program”) for eligible directors of TriQuint Semiconductor, Inc. (the “Company”) under the Company’s 2009 Incentive Plan (the “Plan”). In the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein have the meanings set forth in the Plan.

SECTION 1. ELIGIBILITY

Each member of the Board of Directors of the Company elected or appointed to the Board who is not otherwise an employee or officer of the Company or any Related Company (an “Eligible Director”) shall be eligible to receive the grant of Options set forth in the Program, subject to the terms of the Program.

SECTION 2. OPTION GRANTS

2.1 Option Grant Types and Timing of Grants

(a) Initial Option Grants. Upon an Eligible Director’s initial election or appointment to the Board as an Eligible Director, he or she shall automatically be granted a Nonqualified Stock Option to purchase 33,000 shares of Common Stock (the “Initial Option Grant”); provided, however, that a director who is also an employee of the Company or a Related Company but who subsequently ceases such employment status but remains a director shall not be eligible for an Initial Option Grant.

(b) Annual Option Grants

(i) Immediately after the 2009 Annual Meeting of Stockholders and at each Annual Meeting of Stockholders thereafter, each Eligible Director who was an Eligible Director from the date of the previous Annual Meeting of Stockholders through the date of the current Annual Meeting of Stockholders shall automatically be granted a Nonqualified Stock Option to purchase 17,500 shares of Common Stock (the “Annual Option Grant”).

(ii) Any individual who initially becomes an Eligible Director at any time other than the date of the Annual Meeting of Stockholders shall automatically be granted a pro-rated Annual Option Grant to purchase that number of shares of Common Stock obtained by multiplying 17,500 by a fraction, the numerator of which is the difference obtained by subtracting from twelve the number of whole calendar months that elapse from the date such person first becomes an Eligible Director through the date of the Annual Meeting of Stockholders immediately following the date he or she first becomes an Eligible Director and the denominator of which is twelve.

(c) Annual Chairman Grants. Immediately after the 2009 Annual Meeting of Stockholders and at each Annual Meeting of Stockholders thereafter, each Eligible Director who acts as the Chairman of the Board shall automatically be granted a Nonqualified Stock Option to purchase 2,500 shares of Common Stock, if immediately after such meeting, the Eligible Director continues to serve as the Chairman of the Board (the “Annual Chairman Grant”).

2.2 Exercise Price of Options

Options shall be granted under the Program with a per share exercise price equal to 100% of the Fair Market Value of the Common Stock on the Grant Date.

2.3 Option Vesting

(a) Initial Option Grants. Each Initial Option Grant shall each vest and become exercisable with respect to 28% of the Option one year after the Grant Date and as to an additional 2% of the Option each calendar month thereafter so that the Option is fully vested and exercisable four years after the Grant Date, subject to the Participant remaining a director through each applicable vesting date.

(b) Annual Option Grants and Annual Chairman Grants. Each Annual Option Grant and Annual Chairman Grant shall vest and become exercisable with respect to 25% of the Option six months after the Grant Date and as to an additional 12.5% of the Option each calendar quarter thereafter so that the Option is fully vested and exercisable two years after the Grant Date, subject to the Participant remaining a director through each applicable vesting date.

2.4 Term of Options

Initial Option Grants, Annual Option Grants and Annual Chairman Grants shall have an Option Expiration Date of ten years from the Grant Date, subject to earlier termination as follows:

(a) General Rule. In the event of a Participant’s Termination of Service for any reason other than Disability, Retirement or death, the unvested portion of each Option granted to the Eligible Director under the Program shall terminate immediately, and the vested portion of each Option may be exercised by the Participant only until the earlier of (i) 90 days after the date of such Termination of Service and (ii) the Option Expiration Date.

(b) Disability or Retirement. In the event of a Participant’s Termination of Service due to Disability or Retirement, the unvested portion of each Option granted to the Eligible Director under the Program shall terminate immediately, and the vested portion of each Option may be exercised by the Participant until the Option Expiration Date.

(c) Death. In the event of a Participant’s Termination of Service due to death, the unvested portion of each Option granted to the Eligible Director under the Program shall terminate immediately and the vested portion of each Option must be exercised on or before the earlier of (i) one year after the date of such termination and (ii) the Option Expiration Date. If a Participant dies after a Termination of Service without Cause but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date.

“Retirement,” for purposes of the Program, means a Participant’s Termination of Service when any of the following are true: (i) the Participant is at least 55 years old and has completed at least seven years of service to the Company or a Related Company, including as an employee, consultant or director, (ii) the Participant is at least 63 years old or (iii) the Participant’s age when added to the number of years of service to the Company or a Related Company, including as an employee, consultant or director, equals or exceeds 70.

2.5 Payment of Exercise Price

Options granted under the Program shall be exercised by giving notice to the Company (or a brokerage firm designated or approved by the Company) in such form as required by the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be, to the extent permitted by applicable laws and regulations, in whole or in part:

(a) in cash or by check or wire transfer;

(b) by having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(c) by tendering (either actually or by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; or

(d) if and so long as the Common Stock is registered under the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

SECTION 3. CHANGE IN CONTROL

In the event of a Change in Control, all Options granted under the Program shall become fully vested and exercisable immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control if not exercised prior to such time.

SECTION 4. AMENDMENT, SUSPENSION OR TERMINATION

The Board may amend, suspend or terminate the Program or any portion of it at any time and in such respects as it deems advisable. Except as provided in the Plan, any such amendment, suspension or termination shall not, without the consent of the Participant, impair or diminish any rights of a Participant under an outstanding Option.

SECTION 5. EFFECTIVE DATE

The Program shall become effective on the Effective Date of the Plan.

Provisions of the Plan (including any amendments) that are not discussed above, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of Options granted to Eligible Directors.